EXHIBIT 10.5

PURCHASE ORDER FINANCING AGREEMENT

This PURCHASE ORDER FINANCING AGREEMENT ("Agreement") is dated as of January 22, 2007, by and between Harbrew Imports, Ltd., a New York corporation ("Debtor") and Capstone Capital Group I, LLC ("Secured Party").

RECITALS

A. Debtor desires to obtain financing from Secured Party to enable Debtor to acquire goods for resale for which Debtor has obtained purchase orders.

B. In connection therewith, Debtor has requested that Secured Party cause the issuance of Letters of Credit and make cash advances to Debtor in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.            DEFINITIONS. All terms used herein that are defined in the Uniform Commercial Code shall have the meanings ascribed thereto therein. As used herein, the following terms shall have the following meanings:

1.1             "Account" – means the account between Debtor and Secured Party.

1.2             "Advances" – means L/C Advances and Purchase Money Advances.

1.3             "Advance Limit" – (i) for the first year of this Agreement, $13,000,000 and (ii) for the second year of this Agreement, $17,000,000.

1.4             "Agreement Term" – the period from the date that the Agreement becomes effective until the Termination Date.

1.5             "Annual Fee" – (i) for the first year of this Agreement, $325,000 and (ii) for the second year of this Agreement, $425,000.

1.6             "Buyer" – a customer of Debtor, acceptable to Secured Party in its sole discretion, who has agreed to purchase the Pre-Sold Goods which are the subject of a Financed Transaction.

1.7             "Cash Advance Guarantee Fee" – 2.50% for the first thirty days (or part thereof) that each Purchase Money Advance is outstanding and 1.25% for every fourteen days (or part thereof) thereafter that such Purchase Money Advance remains outstanding.

1.8             "Collateral" – all Debtor's present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), InstrumenK Investment Property, Documents, and General Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, and the proceeds thereof.

1.9              "Chosen State" – New York.

1.10           "Default Rate" – 24%.

1.11           "Delivery Instructions" – arrangements to be used in shipping and storing any Pre-Sold Goods (including, but not limited to, the terms and conditions of any and all warehouse and other agreements relating to the Warehouse).

1.12           "Due Date" – the earlier of sixty (60) days from the date of an Advance or the day on which any of the goods which are the subject of such Advance are shipped to a Buyer.

1.13           "Eligible Purchase Orders" – purchase orders issued in favor of Debtor, and which have not expired or been cancelled, covering the purchase of goods from Debtor, issued by Buyers.

1.14           "Factor" – Capstone Business Credit, LLC.

1.15           "Factoring Agreement" – that certain Discount Factoring Agreement, between Debtor and Factor, dated the date hereof, as amended.

1.16           "Financed Transaction" – a transaction whereby Debtor has agreed to purchase Pre-Sold Goods from a Supplier for resale to the Buyer of such Pre-Sold Goods, concerning which Secured Party has been requested to providing financing hereunder to enable Debtor to acquire the subject Pre-Sold Goods.

1.17           "Financing Request Package" – the following documents relating to a Financed Transaction:

1.17.1 all documents between Debtor and a Buyer evidencing a valid and binding contract for the sale by Debtor to a Buyer of Pre-Sold Goods, and the unconditional and irrevocable assignment of such contract to Secured Party;

1.17.2 a Supplier Letter, duly executed by the subject Supplier;

1.17.3 undated Invoice(s);

1.17.4 Eligible Purchase Order(s);

1.17.5 an itemization of all costs related to such Financed Transaction, including but not limited to the cost and sale price of the Pre-Sold Goods, shipping and insurance costs, and customs duties;

1.17.6 a description of the freight forwarder, shipping company, Warehouse and any Delivery Instructions; and

1.17.7 a fully executed Warehouse Agreement.

1.18           "Guarantor(s)" – all entities now or hereafter guaranteeing the Obligations.

1.19           "Guaranty" – a continuing guaranty in form and substance acceptable to Secured Party by which a Guarantor guarantees the Obligations.

1.20           "Issuer" – the issuer of a Letter of Credit.

1.21           "Interest Rate" – at any time the rate which is 4% in excess of the Prime Rate.

1.22           "Invoice(s)" – invoice(s), from Debtor to a Buyer, relating to all Pre-Sold Goods which are the subject of a Financed Transaction.

1.23           "L/C Advances" – all amounts paid by Secured Party on account of Letters of Credit.

1.24           "Letter of Credit" – a letter of credit issued in favor of Debtor's Suppliers: 1.24.1 to enable Debtor to acquire Pre-Sold Goods:

1.24.2 in a form acceptable to Secured Party;

1.24.3 requiring inter alia, as a condition of draw by the Beneficiary, that the Beneficiary present an inspection certificate by an independent inspection service acceptable to Secured Party that the subject goods conform to an Eligible Purchase Order;

1.24.4 requiring that the shipment of the Pre-Sold Goods be evidenced by a negotiable bill of lading, consigned to Secured Party; and

1.24.5 providing for honor by the acceptance by Issuer of a draft which shall be due at least thirty days from sight.

1.25           "Letter of Credit Fees" – such commissions, issuance fees, transfer fees and other reasonable fees and charges in connection with the issuance or administration of each Letter of Credit as are generally imposed by Secured Party.

1.26           "Letter of Credit Guarantee Fee" – 2.50% for the first thirty days (or part thereof) that each Letter of Credit is outstanding and 1.25% for every fourteen days (or part thereof) thereafter that such Letter of Credit remains outstanding.

1.27           "Loan Documents" – this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.28           "Obligors" – Debtor and all Guarantors.

1.29           "Obligations" – all present and future obligations owing by Debtor to Secured Party whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Debtor is a debtor.

1.30           "Pre-Sold Goods" – goods which are the subject of Eligible Purchase Orders.

1.31            "Prime Rate" – means that rate designated by JP Morgan Chase Bank, or any successor thereof, from time to time as its prime rate, which shall not necessarily constitute its lowest available rate.

1.32           "Purchase Money Advances" – all amounts paid by Secured Party as loans to Debtor to enable Debtor to acquire Pre-Sold Goods.

1.33           "Purchase Money Advance Limit" – That portion of the Eligible Purchase Orders which relates to the sales price of the Pre-Sold Goods, excluding shipping and like charges.

1.34           "Subject Account" – an Account created by the sale of the goods or services which are the subject of an Eligible Purchase Order to the issuer of the Eligible Purchase Order.

1.35           "Supplier" – a supplier, acceptable to Secured Party in its sole discretion, who has agreed to sell the Pre-Sold Goods which are the subject of a Financed Transaction.

1.36           "Supplier Letter" – a letter from Supplier, with all required infolination supplied, in the form attached hereto as Exhibit A.

1.37           "Termination Date" – the earlier of (i) two years from the date of this Agreement or (ii) the date on which Secured Party elects to terminate this Agreement pursuant to the terms herein.

1.38           "Warehouse" – a segregated warehouse space in which Debtor agrees to maintain the Pre-Sold Goods, at a location specified by Secured Party.

1.39           "Warehouse Agreement" – an agreement among the Warehouse, the Buyer and Secured Party, in form acceptable to Secured Party, acknowledging Secured Party's security interest in the Pre-Sold Goods and agreeing among other things that such Pre-Sold Goods shall not be released without Secured Party's prior written consent.

2.             CREDIT FACILITIES.

2.1              Purchase Money Advances.

2.1.1 During the Agreement Term, upon receipt and approval by Secured Party in its sole discretion of a Financing Request Package, Secured Party may make a Purchase Money Advance up to the Purchase Money Advance Limit.

2.1.2 The Purchase Money Advance will be paid directly by Secured Party to the Supplier for the account of Debtor.

2.1.3 Each Purchase Money Advance shall be repaid in full on or before the Due Date.

2.2              Letters Of Credit.

2.2.1 Subject to the terms and conditions of this Agreement, and during the Agreement Term:

2.2.1.1Issuance of Letters of Credit. Secured Party may, from time to time, in its sole discretion and at Debtor's request, cause the issuance of Letters of Credit in an amount or amounts determined by Secured Party.

2.2.1.2 Request for Issuance. Each request by Debtor for the issuance of Letter of Credit shall be accompanied by the Financing Request Package on which such request is based.

2.2.2 Reimbursement.

2.2.2.1 Debtor shall repay Secured Party for the amount of any L/C Advance on or before its respective Due Date.

2.2.2.2 Secured Party shall have no duty to inquire into the propriety of any request by an Issuer for payment by Secured Party, and all such payments by Secured Party shall conclusively establish Debtor's reimbursement obligations hereunder.

2.2.2.3 Debtor unconditionally indemnifies Secured Party and holds Secured Party harmless from any and all loss, claim or liability incurred by Secured Party arising from any transactions or occurrences relating to any Letter of Credit, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuer. This indemnity shall survive termination of this Agreement. Debtor agrees that any charges incurred by Secured Party with respect to Issuer shall be conclusive on Secured Party and may be charged to the Account.

2.2.2.4 Secured Party shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (e) any deviation from instructions; (f) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (g) any breach of contract between the shipper or vendors and Debtor.

2.2.2.5 Debtor agrees that any action taken by Secured Party, if taken in good faith, or any action taken by any Issuer, under or in connection with any Letters of Credit, the drafts or acceptances, or the Collateral, shall be binding on Debtor and shall not result in any liability whatsoever of Secured Party to Debtor. In furtherance thereof, Secured Party shall have the full right and authority to: (a) clear and resolve any questions of non compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Secured Party's sole name. The Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Secured Party, all without any notice to or any consent from Debtor. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or Debtor's instructions with respect thereto, Secured Party may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without Secured Party's express consent and endorsement in writing, Debtor agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of; any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by Secured Party, not to (i) clear and resolve any questions of non compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

2.2.2.6 Debtor agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that Secured Party may at any time request will be promptly furnished. In connection herewith, Debtor warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Debtor assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, Secured Party, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely Debtor's risk, liability and responsibility.

2.2.2.7 Upon any payments made to the Issuer under the Letter of Credit, Secured Party shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Debtor to the Issuing Bank in any standing agreement relating to Letters of Credit or otherwise, which shall be deemed to have been granted to Secured Party and apply in all respects to Secured Party and shall be in addition to any rights, remedies, duties or obligations contained herein.

2.3              Debtor acknowledges and agrees that Secured Party does not intend to make any Advances to the extent that, before or as a result thereof; the aggregate Obligations shall exceed the Advance Limit.

3.             INTEREST AND FEES.

3.1              Interest.

3.1.1 Interest on the unpaid balance of Advances shall accrue interest at the Interest Rate and shall be payable on the first day of the month following its accrual.

3.1.2 Secured Party may charge Debtor's Account with any past due amounts hereunder.

3.1.3 Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If Secured Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the loans hereunder or, if it exceeds such unpaid principal, refunded to Debtor. In determining whether the interest contracted for, charged, or received by Secured Party exceeds the Maximum Rate, Secured Party may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.2              Fees.

3.2.1 Letter of Credit Fees. In consideration for Secured Party's causing the issuance of Letters of Credit, Debtor shall pay any Letter of Credit Fees to Secured Party immediately upon the issuance of a Letter of Credit and monthly thereafter, in arrears, on the first (1st) day of each month following the accrual thereof.

3.2.2 Cash Advance Guarantee Fee. Debtor shall pay the Cash Advance Guarantee Fee to Secured Party monthly, in arrears, on the first (1st) day of each month following the accrual thereof.

3.2.3 Letter of Credit Guarantee Fee. Debtor shall pay the Letter of Credit Guarantee Fee to Secured Party monthly, in arrears, on the first (1st) day of each month following the accrual thereof.

3.2.4 Annual Fee. Debtor shall pay to Secured Party any amount by which the Cash Advance Guarantee Fees and Letter of Credit Guarantee Fees earned in the preceding twelve months is less than the Annual Fee, on each anniversary of the date hereof.

4.             GRANT OF SECURITY INTEREST. To secure the payment and performance in full of all of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and to and lien upon, and a right of setoff against, and Debtor hereby assigns and pledges to Secured Party, all of the Collateral.

5.             CONDITIONS PRECEDENT TO ALL ADVANCES. Secured Party shall not make any Advances unless and until:

5.1              Secured Party holds a perfected security interest in the Collateral and the Subject Account.

5.2              Secured Party has received guaranties, in a form acceptable to it in its sole discretion, signed by all guarantors.

6.             COVENANTS. Debtor covenants that:

6.1              Debtor shall immediately advise Secured Party if and when an Eligible Purchase Order has been cancelled or attempted to have been cancelled.

6.2              Debtor shall maintain or cause to be maintained at all times, with financially sound and reputable insurers, casualty insurance with respect to the Inventory and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Secured Party and shall provide for thirty (30) days' prior written notice to Secured Party of cancellation or reduction of coverage. Debtor hereby irrevocably authorizes Secured Party and any designee of Secured Party to obtain at debtor's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Debtor shall deliver to Secured Party evidence of such insurance and a Secured Party's loss payable endorsement naming Secured Party as loss payee as to all existing and future insurance policies relating to the Inventory. Debtor shall deliver to Secured Party, in kind, all instruments representing proceeds of insurance received by Debtor. Secured Party may apply any and all insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Inventory and/or, at Secured Party's option, to the payment of or as security for any of the Obligations, whether or not due, in any order or manner as Secured Party determines.

6.3              Debtor shall furnish to Secured Party, in form and substance satisfactory to Secured Party:

6.3.1 As soon as possible after the end of each fiscal year of Debtor, and in any event within one hundred and twenty (120) days thereafter:

6.3.1.1 a complete copy of Debtor's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by a firm of independent certified public accountants of recognized standing and acceptable to Debtor, or if permitted by Debtor in writing, by Debtor; and

6.3.1.2 A statement certified by the chief financial officer of Debtor that Debtor is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

6.3.2 No later than fifteen (15) days after the close of each month (an "Accounting Period"), Debtor's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Debtor's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations.

6.3.3 Copies of each of Debtor's:

6.3.3.1 federal income tax returns, and any amendments thereto, within seventy-five (75) days of the filing thereof with the Internal Revenue Service; and

6.3.3.2 federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Debtor, that all taxes have been paid.

6.4              Debtor shall permit Secured Party or any representatives thereof, during usual business hours, without notice to Debtor, to periodically:

6.4.1 have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Debtor's books and records; and

6.4.2 Permit Secured Party or its designees to inspect, audit, make copies of, and make extracts from Debtor's records as Debtor may request.

6.4.3 Without expense to Secured Party, Secured Party may use any of Debtor's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Secured Party, in its sole discretion, deems appropriate.

6.5              Debtor shall pay all reasonable out-of-pocket expenses of Secured Party (including, but not limited to, fees and disbursements of Secured Party's counsel) incident to (whether by judicial proceedings or otherwise, and whether any resulting dispute resolution procedure involving tort, contract or other claims):

6.5.1 the preparation, negotiation, execution, administration and enforcement of the Loan Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between Debtor and Secured Party, whether or not executed;

6.5.2 any expenses incurred by Secured Party (whether or not for the benefit of Debtor) under this Agreement, including, without limitation, all expenses for postage relating to the mailing of statements, invoices, and verifications, and all expenses relating to any audits of all or any portion of the Collateral;

6.5.3 the protection of Secured Party's rights under the Loan Documents;

6.5.4 defending against any and all claims against Secured Party relating to any of its acts of commission or omission directly or indirectly relating to the Loan Documents;

6.5.5 or in any way arising out of a bankruptcy proceeding commenced by or against Debtor, including but not limited to expenses incurred in enforcing or defending Secured Party's claims against Debtor or the Collateral, defending any avoidance actions, and expenses related to the administration of said proceeding.

6.6               Debtor shall indemnify and save Secured Party harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Secured Party with respect to the Collateral, including, without limitation, the transfer of the Collateral to Secured Party's name or that of Secured Party's nominee or any purchaser at a foreclosure sale.

6.7              Debtor shall reimburse Secured Party for all costs and expenses, including attorneys' fees, which Secured Party incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

6.8              Debtor shall make timely payment or deposit of all taxes, assessments or contributions required of Debtor. If Debtor fails to make any such payment or deposit or furnish proof of such payment immediately upon Secured Party's request, Secured Party may, in its sole discretion and without notice to Debtor:

6.8.1 make payment of the same or any part thereof; or

6.8.2 Set up such reserves against the Obligations as Secured Party deems necessary to satisfy the liability therefore, or both.

6.8.3 Secured Party may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Secured Party shall constitute neither:

6.8.3.1 an agreement by Secured Party to make similar payments in the future; nor

6.8.3.2 A waiver by Secured Party of any default under the Loan Documents. Secured Party need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

6.9              Debtor shall give Secured Party written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

6.10            Debtor shall maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Secured Party will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party under a Secured Party Loss Payable Endorsement. Without limiting the foregoing, the Debtor will:

6.10.1 Keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property;

6.10.2 Maintain all such workers' compensation or similar insurance as may be required by law;

6.10.3 Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

6.11            Debtor shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Debtor. At the request of Debtor, Secured Party shall enter into a subordination agreement in form reasonably acceptable to Secured Party with respect to any Collateral that is Equipment, so long as Debtor is not in default hereunder at the time of such request.

7.            EVENTS OF DEFAULT. Each of the following events or conditions shall also constitute an "Event of Default":

7.1              Debtor defaults in the performance of any Obligations due hereunder; and

7.2              Debtor is in default with respect to any agreement between Debtor and Secured Party or Debtor and Factor.

7.3              An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

7.4              An adverse change occurs with respect to the financial condition or operations of Debtor which results in a material impairment of the prospect of repayment of the Obligations;

7.5              A sale, hypothecation or other disposition is made of twenty (20%) percent or more of the beneficial interest in any class of voting stock of Debtor; and

7.6              Any Guarantor defaults in the performance of its obligations to Secured Party or shall notify Secured Party of its intention to rescind, modify, terminate or revoke the Guaranty with respect to future transactions, or the Guaranty shall cease to be in full force and effect for any reason whatever.

8.            REMEDIES. Upon the occurrence of any Event of Default, all Obligations shall accrue interest at the Default Rate, and in addition to any other remedies available to Secured Party under the Loan Documents, at law, in equity or otherwise, Secured Party may:

8.1              Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Debtor; and

8.2             Debtor shall immediately provide Secured-Party with cash collateral in the amount of any undrawn face amount of any Letter of Credit.

9.            ATTORNEYS' FEES. Debtor agrees to reimburse Secured Party on demand for:

9.1              the actual amount of all costs and expenses, including attorneys' fees, which Secured Party has incurred or may incur in:

9.1.1 negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; and

9.1.2 protecting, preserving or enforcing any lien, security interest or other right granted by Debtor to Secured Party or arising under applicable law, whether or not suit is brought;

9.2              the actual costs, including photocopying, travel, and attorneys' fees and expense's incurred in complying with any subpoena or other legal process attendant to any litigation in which Debtor is a party; and

9.3              either (the choice of which shall be in the sole discretion of Secured Party):

9.3.1 the actual amount of all costs and expenses, including attorneys' fees, which Secured Party may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Debtor, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Debtor's plan thereunder; or

9.3.2 20% OF THE AMOUNT OF THE CLAIM OF SECURED PARTY AGAINST DEBTOR, WHICH DEBTOR AGREES SHALL CONSTITUTE A REASONABLE SUBSTITUTE FOR SUCH ACTUAL FEES AND EXPENSES.

10.           TERMINATION.

10.1           This Agreement shall become effective upon the execution and delivery hereof by Debtor and Secured Party and shall continue in full force and effect for two years from the date hereof.

10.2           Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

11.           MISCELLANEOUS.

11.1            Notices.

11.1.1 All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

DEBTOR

Address:	102 Buffalo Avenue
Freeport, NY 11520
Attention:	Richard DeCicco
Fax Number:	516-377-2509

SECURED PARTY

Address:	b 1350 Avenue of the Americas, 24th Floor
New York, NY 10019
Attention:	Joseph F. Ingrassia
Fax Number:	212-755-6833

11.2            Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

11.3            Amendment and Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

11.4            No Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Secured Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Secured Party of any breach or default by Debtor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Secured Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Secured Party would otherwise have. Any waiver, permit, consent or approval by Secured Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

11.5            Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

11.6            Waiver of Statute of Limitations. Debtor waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Debtor may now or in the future have any claim against Secured Party, arising out of this agreement or the transaction contemplated herein whether in contract or tort or otherwise, Debtor must assert such claim within one year of it accruing. Failure to assert such claim within one year shall constitute of waiver thereof. Debtor agrees that such period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.

11.7            Venue. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Secured Party so elects, be instituted in the United States District Court for the Southern District of the Chosen State or any court of said state located in the Chosen State (the "Acceptable Forums"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Chosen State or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Debtor waives any right to oppose any motion or application made by Secured Party as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

11.8            WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.           INTERCREDITOR AGREEMENT.
12.1            Remittance of Factoring Advances and Application of Payments Thereof. Factor shall pay all sums due to Debtor under the Factoring Agreement to Secured Party. Upon receipt of any such sums, Secured Party shall immediately apply such sums to all Obligations of Debtor then due to Secured Party, and remit any balance to Debtor.

12.2            Priority. Notwithstanding the teilus or provisions of any agreement or arrangement which either Secured Party or Factor may now or hereafter have with Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or filing in any public record of any financing statement, Factor's security interest in Debtor's assets, including receivables that that are the proceeds of the product of inventory which is sold in the ordinary course of business and proceeds of such receivables, shall at all times have priority over and be superior to any security interest that Secured Party may have in Debtor's assets and Secured Party, and its successors and assigns, hereby subordinate their security interest in the Debtor's assets to Factor, and its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DEBTOR:		HARBREW IMPORTS, LTD.

	By:	/s/ Richard DeCicco
Name: Richard DeCicco
Title: President

SECURED PARTY:		CAPSTONE CAPITAL GROUP I, LLC

	By:	/s/ Joseph F. Ingrassia
Name: Joseph F. Ingrassia
Title: Managing Member

Agreed as to Section 12 hereof:

b FACTOR:		CAPSTONE BUSINESS CREDIT, LLC

	By:	/s/ Robert L. Olson
Name: Robert L. Olson
Title: Chief Financial Officer

EXHIBIT A -- SUPPLIER LETTER

[letterhead of Supplier]

Date:
XXXX

Re: [name of Client] (the "Buyer")

Ladies and Gentlemen:

This will confirm that we have agreed to supply to Buyer the goods described in that certain purchase order #                                                             dated                                               (the "Purchase Order") issued by Buyer to us (the "Goods").

To induce you to pay to us the sum of $             (the "Payment"), representing the full purchase price of the Goods, we agree with you that we will ship the Goods to you in accordance with the terms of the Purchase Order, irrespective of any claims to which we may now or hereafter have against Buyer.

Should we fail to ship the Goods as set forth herein, we will repay the Payment to you, on demand, together with interest at the rate of    % per annum, computed from the date of receipt of the Payment by us to the date of repayment to you.

In the event of any litigation arising hereunder, whether such litigation is based on tort or contract, the prevailing party shall recover its attorneys fees and expenses from the unsuccessful party.

Very truly yours.

[name of supplier]

By:

AGREED AND ACCEPTED:

CAPSTONE CAPITAL GROUP I, LLC

By:
Name: Joseph F. Ingrassia
Title: Managing Member